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                                                                    EXHIBIT 10.7

     CORPORATE DEVELOPMENT AND ADMINISTRATIVE SERVICES AGREEMENT

          This Corporate Development and Administrative Services Agreement, dated as of July 17, 1992, between Brentwood Buyout Partners, L.P., a Delaware limited partnership ("BBP") and Acme Acquisition Corp., a Delaware corporation ("AAC"), evidences that, for and in consideration of the covenants and agreements contained herein, the parties hereto hereby agree as follows:

          1.   Services and Resources.
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          (a) BBP will assist materially in the corporate development activities of AAC and contribute to the administration of the business growth efforts of AAC by providing the following services to AAC:

                    (i) assistance in analyzing, structuring and negotiating the terms of investments and acquisitions;

                    (ii) researching, identifying, contacting, meeting and negotiating with prospective sources of debt and equity financing;

                    (iii) preparing, coordinating and conducting presentations to prospective sources of debt and equity financing;

                    (iv) assistance in structuring and establishing the terms of debt and equity financing; and

                    (v) assistance and advice in connection with the preparation of AAC's financial and operating plans.

          (b) In rendering the services described above, BBP may do, or cause others to do, all things that in the good faith judgment of BBP are necessary, proper or desirable to discharge the aforementioned duties and responsibilities, including, without limitation, employing the services of any other person or persons (including administrative and support services personnel of other entities associated with BBP) and paying to any such other person or persons such amounts as BBP may deem reasonable and appropriate in the circumstances and as may be approved by AAC from time to time.

          2.   Reimbursement and Compensation.
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          2.1       Reimbursement.  As partial consideration for the services to
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be provided pursuant to Section 1 hereof, AAC agrees that it shall pay to BBP or another party designated by BBP, in reimbursement of fees and expenses incurred or advanced by or on behalf of BBP or any persons or entities associated with BBP (collectively, the "Brentwood Entities"), the following:

                    (i) all travel (generally at coach fare) and reasonable fees and expenses incurred from time to time in performing the services described in Section 1 hereof;
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               (ii) all reasonable fees and costs of legal counsel and
          accountants and all reasonable out-of-pocket expenses incurred in connection with the Brentwood Entities' investment in AAC, including, without limitation, all reasonable fees and expenses incurred with respect to (A) the formation, organization and initial capitalization of Brentwood Acme Partners, L.P., a Delaware limited partnership, and AAC and (B) the negotiation, documentation and consummation of those matters described in clause (A) of this paragraph (ii), including the negotiation and preparation of this Agreement;

                    (iii) all reasonable fees and expenses (recurring and nonrecurring) incurred hereinafter in connection with all investments of the Brentwood Entities in AAC, including, without limitation, all reasonable fees and expenses incurred with respect to (A) requested waivers of any rights of any Brentwood Entity or Brentwood Entities' investors (collectively, the "Investors") relating to, or the consent of any Investor to, contemplated acts of AAC (whether or not granted or obtained), (B) preparation and distribution to Investors of financial statements, tax returns and other information or reports relating to such Investor's interests in AAC (including the reasonable fees and costs of accountants and other experts incurred in connection therewith) and (C) customary maintenance and monitoring activities associated with the Investor's interests in AAC; and

                    (iv) all reasonable fees and expenses (recurring and nonrecurring) incurred hereafter in connection with (A) any direct or indirect contribution of capital to, investment in or financing of AAC by any Investor, (B) any sale, distribution or other transfer of, or any alteration of, any direct or indirect AAC interest of any Investor, including, without limitation, the sale of all or a part of the business or assets of AAC or the merger, consolidation or recapitalization of AAC, and (C) compliance with all applicable Federal, state and local laws, rules and regulations with respect to the matters described in paragraphs (i) through (iii) above and in this paragraph (iv).

AAC shall reimburse to BBP all amounts pursuant to this Section 2.1 in cash promptly upon receipt of a written statement setting forth in reasonable detail the fees and expenses for which BBP is seeking reimbursement.

          2.2  Compensation.
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          As a partial consideration for the services to be provided pursuant to
Section 1 hereof, AAC shall pay to BBP, or another party designated by BBP, a monitoring fee (the "Monitoring Fee") from November 1, 1993 through the last day of the term of this Agreement. The amount of the Monitoring Fee shall be an amount equal to one percent (1%) per annum of the aggregate amount of debt and equity investment of or by Investors in AAC. The monitoring Fee shall be payable semiannually in advance (i) on or before November 10 of each year with respect to the half year beginning on November 1 of such

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year and (ii) on or before May 10 of each year with respect to the half year beginning on May 1 of such year. The Monitoring Fee for any partial period shall be prorated on the basis of the ratio that the total number of days in the half year during which the obligation to pay the Monitoring Fee is effective under this Agreement bears to 182. To the extent that any portion of the Monitoring Fee for the final half year has been prepaid but has not been earned, BBP shall cause the unearned portion (determined by the method set forth in the immediately preceding sentence) of such payment to be refunded to AAC. Subject only to the immediately preceding sentence, all amounts paid under this Section
2.2 shall be nonrefundable. The initial semiannual Monitoring Fee to be paid pursuant to this Section 2.2 shall be calculated based upon the aggregate amount of debt and equity investment of or by Investors outstanding on November 1, 1993 and thereafter such semiannual payments shall be calculated based on the average of the aggregate amounts of such debt and equity outstanding during each of the six months of the immediately preceding half year payment period.

          3.   General.  This Agreement (i) constitutes the entire agreement and
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supersedes all other prior and contemporaneous agreements and undertakings both written and oral, among the parties hereto with regard to the specific subject matter hereof; (ii) is not intended to confer upon any person any rights or remedies hereunder or with respect to the subject matter hereof except as specifically provided in this Agreement; (iii) shall not be assigned by operation of law or otherwise; (iv) shall be governed by, and construed in accordance with, the internal substantive laws (but not the law governing choice of law) of the State of Delaware; (v) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute a single agreement; and (vi) may be amended only by a written instrument executed by or on behalf of the parties hereto.

          4.   Construction.  All Section and paragraph titles or captions
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contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement. All terms used in this Agreement include, where appropriate, the singular as well as the plural and the masculine, feminine and neuter genders. The words "herein", "hereof" and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular Section, paragraph or other subdivision; and all Section, paragraph and other subdivision references contained herein refer to Sections, paragraphs and other subdivisions hereof unless another agreement or instrument is specifically referenced. Use herein of the term "or" is not intended to be exclusive, unless the context clearly requires. All provisions hereof apply to successive events and transactions. Time is of the essence for each and every term and condition of this Agreement in which time is a factor.

          5.   Severability.  If any term or provision of this Agreement or the
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application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

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          6.   Term.  This Agreement shall terminate upon the first to occur of
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(i) the date of termination of this Agreement set forth in a written instrument executed by the parties hereto expressly terminating this Agreement and (ii) the first to occur of (A) the closing of an acquisition of AAC through an asset purchase, merger or sale of 50% (in value) or more of the outstanding equity securities of AAC in which the consideration is all cash or (B) the final distribution in liquidation of AAC following the dissolution of AAC.

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          IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement with the intent to be legally bound, all as of the date first above set forth.


                              ACME ACQUISITION CORP.


                              By:  /s/ IRA MENDELSOHN
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                                   Ira Mendelsohn
                                   President



                              BRENTWOOD BUYOUT PARTNERS, L.P.


                              By:  /s/ WILLIAM M. BARNUM, JR.
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                                   William M. Barnum, Jr.
                                   a General Partner

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